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                                                                    EXHIBIT 10.5


                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE


         This Settlement Agreement and Mutual General Release (hereinafter the "Settlement Agreement") is entered into this 3rd day of October 2003, by and between and among Stephen L. Shulman ("Shulman"), Power Efficiency Corporation ("PEC"), and Summit Energy Ventures, L.L.C. ("Summit");

         WHEREAS, Shulman filed a Demand for Arbitration on or about October 10, 2002 with the American Arbitration Association, Case No. 54 160 01565 02 (hereinafter the "Arbitration") and

         WHEREAS, Summit Energy Ventures, L.L.C. filed an action in the Federal District Court for the Western District of Washington on August 18, 2003 entitled "Summit Energy Ventures, L.L.C., Plaintiff, vs. Stephen P. Shulman, Defendant," Case No. C03-2577 (hereinafter the "Lawsuit"); and

         WHEREAS, Shulman, PEC, and Summit deny and continue to deny that they have breached any duty or violated any law whatsoever or that they have any liability to one another on any of the claims set forth in the Arbitration or the Lawsuit;

         WHEREAS, Shulman and PEC voluntarily and with full knowledge of their respective rights, and the provisions herein, and having the benefit of advice of their separate counsel, now desire to settle, compromise and dispose of the Arbitration and the Lawsuit, and any other claims that they have or might have against each other, upon the terms and conditions set forth herein; and

         WHEREAS, Shulman and Summit voluntarily and with full knowledge of their respective rights, and the provisions herein, and having the benefit of advice of their separate counsel, now desire to settle, compromise and dispose of the Arbitration and the Lawsuit, and any other claims that they have or might have against each other, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, it is hereby covenanted and agreed as follows:

         1. In consideration of the foregoing and the agreements set forth herein, PEC shall pay or deliver to Shulman the following:

                  (a) Upon execution of this Settlement Agreement, PEC shall pay the sum of $25,000 in cash to Shulman.


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                  (b)      Further upon execution of this Settlement Agreement,
                           PEC will issue its Promissory Note to Shulman in the amount of $115,000, a draft copy of which is attached hereto as Exhibit A.

                  (c) Upon execution of this Settlement Agreement, any other promissory notes or indebtedness claimed by Shulman will be deemed cancelled, including but not limited to the $28,500 Promissory Note dated June 11, 2002 previously issued by PEC and the $103,313 Promissory Note dated May 31, 2002 previously issued by PEC.

                  (d) Upon execution of this Settlement Agreement, PEC will issue to Shulman 225,000 shares of non-registered stock of PEC, to be delivered within seven (7) days of the execution of this Settlement Agreement.

         2. As to the releases in Paragraphs 4 and 5, the parties agree that Shulman is providing the releases and receiving releases individually; that Shulman is providing releases and receiving releases binding upon his spouse (if applicable), and upon his heirs, successors and assigns; and that Shulman is providing releases and receiving releases in his capacity of present and/or former employee, agent, servant, officer, director, and shareholder of PEC. Hereinafter, all such persons, parties and capacities shall be referred to as "the Shulman parties." Shulman warrants and represents that he has the authority to provide these releases.

         3. As to the releases in Paragraphs 4 and 5, the parties agree that PEC and Summit are each separately providing releases and receiving releases on behalf of itself, each of their respective officers, directors, agents, representatives, employees, attorneys, sureties, insurers, heirs, successors and assigns, investors, shareholders, affiliates, subsidiaries, parent corporations, lenders, partners, joint venturers, or any other person or company in privity with PEC and Summit. Hereinafter, all such persons, parties and capacities shall be referred to, respectively, as "the Summit parties" and "the PEC parties." PEC and Summit each warrant and represent that it has the authority to provide these releases.

         4. Shulman, for himself and the Shulman parties, does hereby fully release, acquit, discharge and hold harmless the Summit parties and the PEC parties of and from any and all actions, causes of action, suits, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries, losses, damages, claims, demands or other liability or relief of any nature whatsoever, whether known or unknown, foreseen or unforeseen, resulting or to result, whether in law or in equity that Shulman Releasors ever had, now have or hereinafter can have, including but not limited to, claims arising in any way or relating in any way to: (i) Any claim by Shulman or the Shulman parties against PEC or against the PEC parties; (ii) Any claim by Shulman or the Shulman parties against Summit or against the Summit parties; (iii) Any claims or matters arising out of stock ownership by Shulman or the Shulman parties in PEC before the date of this Agreement; (iv) the subject matter of the Arbitration or any matter which could have been raised in the Arbitration; and (v) the Lawsuit, or any matter which could have been raised in the Lawsuit. Provided, however, any claims for breach of this Settlement Agreement are not released.


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         5.       PEC and Summit, for themselves and, respectively, for the PEC parties and the Summit parties, do hereby fully release, acquit and discharge the Shulman parties and Medical Devices of and from any and all actions, causes of action, suits, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries, losses, damages, claims, demands or other liability or relief of any nature whatsoever, whether known or unknown, foreseen or unforeseen, resulting to or to result, whether in law or in equity that the PEC parties and Summit parties ever had, now have, or hereinafter can have, including, but not limited to, claims arising in any way out of or related in any way to (i) Any claim by PEC or the PEC parties against Shulman or the Shulman parties; (ii) Any claim by Summit or the Summit parties against Shulman or the Shulman parties; (iii) Any claims or matters arising out of stock ownership by Shulman or the Shulman parties in PEC before the date of this Agreement; (iv) the subject matter of the Arbitration or any matter which could have been raised in the Arbitration; and (v) the Lawsuit, or any matter which could have been raised in the Lawsuit. Provided, however, any claims for breach of this Settlement Agreement are not released.

         6. Contemporaneously with the execution of this Settlement Agreement, counsel for Summit shall execute and present for entry with the Federal District Court for the Western District of Washington the Notice of Dismissal with Prejudice and without costs attached hereto as Exhibit B and counsel for Shulman shall execute and present for entry with the American Arbitration Association the Notice of Dismissal with Prejudice and Without Costs attached hereto as Exhibit C. Each party will bear their own costs, expenses and attorneys fees incurred in connection with those matters. The parties agree that contemporaneously with the execution of this Settlement Agreement, the parties shall execute an Amendment to the Amended and Restated Stockholders' Agreement, in the form attached hereto as Exhibit D.

         7. The parties agree that the validity, interpretation and effect of this Settlement Agreement be governed by the laws of the State of Michigan, and that if any provision of this Settlement Agreement is held to be invalid, such provision shall be deleted and the remainder of this Settlement Agreement shall remain in full force and effect.


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         8.       The parties agree that this settlement represents the entire agreement of the parties and that no modification or amendment of this Settlement Agreement shall be binding or effective, unless such modification or amendment is in writing and executed by each party hereto.

         9. The parties warrant and represent that they have not relied upon any statements of one of the other parties or their counsel concerning their respective rights or the facts regarding the Arbitration or the Lawsuit.

         10. This Settlement Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same Settlement Agreement. Any counterpart of this Settlement Agreement shall be validly and effectively delivered, if delivered by facsimile transmission.

         IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date and year first above written.

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POWER EFFICIENCY CORPORATION, a              SUMMIT ENERGY VENTURES, LLC, a
Delaware Corporation                         Delaware limited liability company


By:                                          By: Northwest Power Management, its
   --------------------------------          manager
Name:  Richard Koch
Title: President & CEO
                                             By:
                                                --------------------------------
                                                Name:  Steven Strasser
                                                Title: President

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Stephen L. Shulman, individually


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